EXHIBIT 8

                              Tax Matters Opinion

                                  June 27, 2001



To the Persons Named on
Schedule 1 Hereto:

            Re:   Banc of America Commercial Mortgage Inc.,
                  Commercial Mortgage Pass-Through Certificates, Series 2001-1
                  ------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Banc of America Commercial Mortgage Inc. ("BACM") in connection with that certain Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 2001 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A. ("Bank of America"), as a mortgage loan seller, Bridger Commercial Realty Finance LLC ("BCRF"), as a mortgage loan seller, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee and as REMIC administrator. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. This Opinion is being delivered pursuant to Section 11.01(a)(v) and 11.01(d) of the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets. The Pooling and Servicing Agreement governs BACM's Commercial Mortgage Pass-Through Certificates, Series 2001-1 (the "Certificates"), consisting of twenty-three classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-2F Certificates the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates, the Class R-IIU Certificates and the Class R-III Certificates.

            In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated June 12, 2001 relating to the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Publicly Offered Certificates"), the Private Placement Memorandum, dated May 29, 2001 relating to the Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Private Placement Memorandum, dated June 12, 2001 relating to the Class J Certificates (the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the "Privately Placed Certificates"), the Loan REMIC Declarations, each dated as of March 29, 2001, listed in Schedule 53 to the Pooling and Servicing Agreement, specimen forms of the Publicly Offered Certificates and the Privately Placed Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Publicly Offered Certificates and the Privately Placed Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document review by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of BACM, BCRF, the Trustee, the REMIC Administrator, the Placement Agent and the Underwriters and of public officials.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all relevant provisions of the Original Pooling Agreement as in effect on the Original Closing Date and compliance with all of the relevant provisions of the Pooling and Servicing Agreement from and after the Sequel Closing Date, (a) each Loan REMIC, REMIC I and REMIC II will each continue to qualify and REMIC IIU and REMIC III will qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will continue to be treated and the Class A-2F Regular Interest, the Swap Documents, any amounts received pursuant to the Swap Documents, the Floating Rate Account and any proceeds thereof will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code (the "Grantor Trust"); (c) the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates and the Class A-2F Regular Interest will constitute "regular interests" in REMIC III, and the Class R-III Certificates will constitute the sole class of "residual interest" in REMIC III as defined in Sections 860G(a)(1) and 860G(a)(2) of the Code, respectively; (d) the Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests will constitute "regular interests" in REMIC IIU, and the Class R-IIU Certificates will constitute the sole class of "residual interest" in REMIC IIU; (e) the Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class MA-1, Class MA-2, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests will constitute "regular interests" in REMIC II, and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II;
(f) the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests will constitute "regular interests" in REMIC I, and the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I within the meaning of the Code and undivided beneficial interests in the Loan REMIC Residual Interests; (g) the Class A-2F Certificates will represent undivided beneficial interests in the Class A-2F Regular Interest, the Swap Documents and the Floating Rate Account; (h) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account; and (i) the amendment and restatement of the Original Pooling Agreement effected by the Pooling and Servicing Agreement will not result in the imposition of any tax on the Grantor Trust, Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III or cause the Grantor Trust, Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III to fail to qualify as a Grantor Trust or as a REMIC, as applicable, at any time that any Certificates are outstanding. We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,
                                    /s/ Cadwalader, Wickersham & Taft
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                                                                      SCHEDULE 1

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255

Bank of America, N.A.
100 North Tryon Street
Charlotte, North Carolina  28255

Bridger Commercial Realty Finance LLC
100 Shoreline Highway
Mill Valley, California 94941

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004

Moody's Investor Services, Inc.
99 Church Street
New York, New York  10007

GMAC Commercial Mortgage Corporation
in its capacity as Master Servicer
650 Dresher Road
P.O. Box 1015
Horsham, PA 19044-8015

Lennar Partners, Inc.
in its capacity as Special Servicer
760 N.W. 107th Avenue
Suite 400
Miami, FL 33172

Wells Fargo Bank Minnesota, N.A.
in its capacity as Trustee and REMIC Administrator
1000 Broken Land
Parkway, Columbia Maryland 21044-3562